Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We hereby consent

to the incorporation by reference

in the Registration Statements

on Form S-3 (No. 333-259589) and Forms
S-8 (Nos. 333-238962; 333-169698; 333-105483; and 333-97049) of Everest

Re Group, Ltd. of our report

dated February 24,
2023 relating to the financial statements,

financial statement schedules

and the effectiveness of internal

control over financial
reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

New York, New York
February 24, 2023